UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2008 (December 28, 2007)

IFTH Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22693 (Commission file number)	11-2889809 (IRS Employer Identification Number)
7 Kingsbridge Road, Fairfield, New Jersey 07004 (Address of principal executive office, including zip code)
Registrant’s telephone number, including area code: (973) 227-8772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 27, 2007, at a special meeting of the shareholders of InfoTech USA, Inc. (“InfoTech”), InfoTech’s shareholders voted to approve the Asset Purchase and Sale Agreement, dated November 13, 2007 (the “Purchase Agreement”), among InfoTech, InfoTech USA, Inc., a wholly-owned subsidiary of InfoTech (“InfoTech Sub”), Information Technology Services, Inc., a wholly-owned subsidiary of InfoTech (“IT Sub”) and Corporate Technologies LLC (“Corporate Technologies”). On December 28, 2007, as contemplated by the Purchase Agreement, the transactions contemplated by the Purchase Agreement were closed, effective as of 11:59 pm on December 31, 2007.

Under the terms of the Purchase Agreement, InfoTech has ceased its current operations and, pursuant to an interim services agreement and an administrative services agreement entered into in connection with the Purchase Agreement, Corporate Technologies will assist InfoTech, InfoTech Sub and IT Sub in the collection of its accounts receivable and in the sale of its remaining inventory. InfoTech will retain its cash at the time of the closing of the Purchase Agreement, the cash received from the collection of accounts receivable and the sale of inventory, and the proceeds from the sale and plans to utilize these funds to seek to acquire an operating business unrelated to its current business.

Pursuant to the Purchase Agreement, Corporate Technologies delivered $800,000 to InfoTech in cash, less a $25,000 holdback that will be paid upon receipt of certain tax clearance letters. Corporate Technologies also delivered $200,000 to Wells Fargo Bank, National Association, as escrow agent, to be held in escrow. The Purchase Agreement provides that this escrow amount shall be held in escrow for a period of three months following the closing, during which time incremental amounts shall be paid to InfoTech as certain reduction in real property rental expenses are achieved by InfoTech. At the end of the three-month escrow period, any amount of the $200,000 escrow amount not due to InfoTech for obtaining certain reduction in real property rental expenses shall be released to Corporate Technologies with interest thereon.

The shareholders of InfoTech also approved a name change amendment pursuant to which InfoTech has changed its name to “IFTH Acquisition Corp.,” effective as of 11:59 pm on December 31, 2007. The certificate of amendment of InfoTech’s certificate of incorporation is filed as Exhibit 2.1 hereto. Additionally, pursuant to the transactions contemplated by the Purchase Agreement, InfoTech Sub has changed its name to “IFTH NJ Sub, Inc.” and IT Sub has changed its name to “IFTH NY Sub, Inc.”

A press release announcing the closing and the name change is attached as an exhibit to this Report on Form 8-K.

Safe Harbor for Forward-Looking Statements

Statements in this report regarding the proposed transaction among InfoTech, InfoTech Sub, IT Sub and Corporate Technologies, the expected timetable for completing the transaction, financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about InfoTech, InfoTech Sub, IT Sub or Corporate Technologies managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors described in InfoTech’s Annual Report on Form 10-K for the fiscal year ended September 20, 3006 and Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007. InfoTech disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Exhibit Description

3.1	Certificate of Amendment to Certificate of Incorporation, dated December 31, 2007

99.1	Press Release dated January 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFTH Acquisition Corp.

Date: January 3, 2008	By:	/s/ J. Robert Patterson
J. Robert Patterson
Vice President, Chief Financial Officer, Secretary, Treasurer and Director

Exhibit Index

Exhibit	Exhibit Description

3.1	Certificate of Amendment to Certificate of Incorporation, dated December 31, 2007

99.1	Press Release dated January 3, 2008